UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Colfax Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COLFAX CORPORATION
8730 Stony Point Parkway, Suite 150
Richmond, Virginia 23235

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 9, 2009

To Our Stockholders:

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Colfax Corporation will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220 on Tuesday, May 12, 2009, at 3:00 p.m., local time, for the following purposes:

1.	To elect nine members of the Board of Directors from the nominees named in the attached proxy statement;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009;

3.	To approve the Colfax Corporation Annual Incentive Plan; and

4.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting.  Only stockholders of record at the close of business on March 27, 2009 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

Thomas M. O’Brien
Secretary

April 9, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

COLFAX CORPORATION
8730 Stony Point Parkway, Suite 150
Richmond, Virginia 23235

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
May 12, 2009

This Proxy Statement (the “Proxy Statement”), which was first mailed to stockholders on or about April 9, 2009, is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Colfax Corporation (hereinafter, “we” “us” and the “Company”), of proxies for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220 on Tuesday, May 12, 2009, at 3:00 p.m., local time, and at any adjournments or postponements thereof. The purpose of the meeting is to: elect nine members of the Board from the nominees named in this Proxy Statement; ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; approve the Colfax Corporation Annual Incentive Plan; and to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on
May 12, 2009

Our Annual Report to Stockholders and this Proxy Statement are available at www.colfaxcorp.com.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board has fixed the close of business on March 27, 2009 (the “Record Date”) as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations and in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment or postponement thereof. The Board has selected Mitchell P. Rales and Joseph O. Bunting III to act as proxies with full power of substitution.

Any stockholder giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to Colfax Corporation, 200 American Metro Blvd., Suite 111, Hamilton Township, New Jersey 08619, Attn: Corporate Secretary, (ii) delivery prior to the Annual Meeting of a properly executed and subsequently dated proxy, or (ii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

The total expense of this solicitation will be borne by the Company, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

Shares of the Company’s common stock are entitled to vote at the Annual Meeting. As of the Record Date, 43,211,026 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority the shares of the Company’s common stock outstanding on the Record Date and entitled to vote at the Annual Meeting, either present in person or represented by proxy. A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 8730 Stony Point Parkway, Suite 150, Richmond, VA 23235, for 10 days prior to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the chairman of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and for the approval of the Colfax Corporation Annual Incentive Plan.

Under the NYSE rules, the proposals to elect members of our Board and to ratify the selection of our registered public accounting firm are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, the proposal to approve the Colfax Corporation Annual Incentive Plan is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote on this proposal (a “broker non-vote”). Under the NYSE rules, the total votes cast on the proposal to approve the Colfax Corporation Annual Incentive Plan must represent over 50% of the shares entitled to vote on that proposal at that Annual Meeting. For this proposal, broker non-votes are included in the shares counted as entitled to vote but will not vote on the proposal and therefore are not included in the number of votes cast to reach the total vote cast 50% threshold. Abstentions also count as shares entitled to vote on this proposal and, unlike broker non-votes, will be included in the number of total votes cast on the proposal to approve the Colfax Corporation Annual Incentive Plan; however, they will not count as an affirmative vote on the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s directors will be elected at the Annual Meeting to serve until the next annual meeting of the Company and until their successors are duly elected and qualified. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 12, 2009: John A. Young, Mitchell P. Rales, Patrick W. Allender, C. Scott Brannan, Joseph O. Bunting III, Thomas S. Gayner, Rhonda L. Jordan, Clay Kiefaber, and Rajiv Vinnakota. All nominees are currently serving on the Board.

Upon the consummation of our initial public offering on May 13, 2008, Patrick W. Allender, C. Scott Brannan, Joseph O. Bunting III, Thomas S. Gayner, Clay Kiefaber and Rajiv Vinnakota joined the Board. These directors were identified and appointed to the Board by our board of directors at that time. Rhonda L. Jordan was appointed to the Board on February 17, 2009 following a search for qualified director candidates.

The Board has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees for Director

The names of the nominees for director, their ages as of March 27, 2009, principal occupations and employment during at least the last five years, period of service as a director of the Company, and certain other directorships held for each nominee is set forth below:

Mitchell P. Rales (52) has served as a director of the Company since its founding in 1995. He is the Chairman of our Board of Directors.  Mr. Rales has served as the Chairman of the Executive Committee of Danaher Corporation since 1990. For more than the past five years, Mitchell Rales has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities.

John A. Young (43) has served as a director of the Company since November 1, 2005.   He is our President and Chief Executive Officer.  Prior to becoming President in 2000, Mr. Young was Vice President, Chief Financial Officer and Treasurer of the Company since its founding in 1995.

Patrick W. Allender (62) has served as a director of the Company since May 13, 2008. He is the former Executive Vice President and Chief Financial Officer of Danaher Corporation, where he served from 1987 until 2006. Mr. Allender is a director of the Brady Corporation where he is a member of the audit and compensation committees.

C. Scott Brannan (50) has served as a director of the Company since May 13, 2008. He is a partner of Aronson & Company. Prior to joining Aronson & Company in 2003, Mr. Brannan served as Director of International Finance of our Company for one year. Mr. Brannan is a certified public accountant.

Joseph O. Bunting III (47) has served as a director of the Company since May 13, 2008. From 1997 until consummation of our initial public offering in 2008, Mr. Bunting served as Vice President of our Company. For more than the past five years, Mr. Bunting has been an officer, member or director in a number of private business entities with interests in manufacturing companies and publicly traded securities and which are affiliated with Mitchell Rales and Steven Rales.

Thomas S. Gayner (48) has served as a director of the Company since May 13, 2008. He is Executive Vice President and Chief Investment Officer of Markel Corporation. Since 1990, Mr. Gayner has served as President of Markel Gayner Asset Management, Inc. Mr. Gayner served as a director of Markel Corporation from 1998 to 2003. Mr. Gayner currently serves on the board of directors of The Washington Post Company and The Davis Funds.

Rhonda L. Jordan (51) has served as a director of the Company since February 17, 2009. She is the President of the Cheese and Dairy business unit of Kraft Foods Inc. From 2006 to 2008 she served at the President of the Grocery business unit of Kraft and from 2004 to through 2005 she was the Senior Vice President, Global Marketing of Kraft.

Clay Kiefaber (53) has served as a director of the Company since May 13, 2008. He served as Group President of Masco Corporation from 2006 to 2007. Prior to serving as Group President, Mr. Kiefaber was Group Vice President of Masco Builder Cabinet Group and President of Merillat Industries, both companies of which are subsidiaries of Masco Corporation. Mr. Kiefaber joined Merillat Industries in 1989.

Rajiv Vinnakota (37) has served as a director of the Company since May 13, 2008. He has been Managing Director and President of The SEED Foundation, a non-profit educational organization, since 1997. Prior to co-founding SEED, Mr. Vinnakota was an associate at Mercer Management Consulting.

The Board unanimously recommends that stockholders vote “FOR” the election of each of the nominees for director listed above.

CORPORATE GOVERNANCE

Director Independence

In accordance with the rules of the New York Stock Exchange (“NYSE”), our Corporate Governance Guidelines require that a majority of our Board members be independent directors. In addition, NYSE rules and the respective charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee require that each member of these committees be independent directors.  In order for a director to qualify as “independent,” our Board must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence.  The Board has determined that Mr. Allender, Mr. Brannan, Mr. Gayner, Ms. Jordan, Mr. Kiefaber, and Mr. Vinnakota each qualify as “independent.”

The independent members of our Board must hold at least two “executive session” meetings each year without the presence of management. If the chairman of the Board is not an independent director, the independent directors select an independent director to serve as chairperson for each executive session. In general, these meetings are intended to be used as a forum to discuss such topics as the independent directors deem necessary or appropriate, including the annual evaluation of the Chief Executive Officer’s performance, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the Board’s performance.

Board of Directors and its Committees

The Board and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. The Board held a total of 6 meetings during the year ended December 31, 2008. During this time all directors attended 100% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served (during the period which such director was a member of the Board). Our Corporate Governance Guidelines request Board members to make every effort to attend our annual meeting of stockholders.

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  The charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab.  These materials also are available in print to any stockholder upon request.  The Board committees review their respective charters on an annual basis.  The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and each committee’s operations and performance.

Audit Committee

The Board has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our Audit Committee are Mr. Brannan, Chair, Mr. Allender and Mr. Gayner. The Board has determined that Mr. Brannan qualifies as an “audit committee financial expert,” as that term is defined under the SEC rules. The Board has determined that each member of our Audit Committee is independent and financially literate under the NYSE’s Listing Standards and that each member of our Audit Committee is independent under the requirements of SEC Rule 10A-3.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the board of directors. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the board of directors or otherwise acting with respect to corporate governance policies and practices, including board size and membership qualifications, new director orientation, committee structure and membership, succession planning for our Chief Executive Officer and other key executive officers, and communications with stockholders. The members of our Nominating and Corporate Governance Committee are Mr. Allender, Chair, Mr. Brannan and Mr. Vinnakota. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the NYSE’s Listing Standards.

Compensation Committee

The Compensation Committee is responsible, among its other duties and responsibilities, for determining and approving the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and adopting and administering our equity and incentive plans.  The members of our Compensation Committee are Mr. Kiefaber, Chair, Ms. Jordan and Mr. Vinnakota.  Mr. Gayner was a member of the committee until February 17, 2009, at which time he resigned effective upon the appointment of Ms. Jordan to the Board and the Compensation Committee.  The Board has determined that each member of our Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, a “non-employee director” within the meaning of SEC Rule 16b-3, and is independent under the NYSE’s Listing Standards.

The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines his compensation level based on that analysis. The Compensation Committee also annually reviews and approves all elements of the compensation of our executive officers. Executive officers are evaluated by our Chief Executive Officer and he makes compensation recommendations to the Compensation Committee based on these evaluations. The Compensation Committee also reviews and makes recommendations to the Board for all new agreements with our executive officers and for all elements of director compensation. All of the Company’s incentive compensation and equity-based compensation plans are administered by the Compensation Committee, and the Compensation Committee considers whether to make recommendations to the Board for new incentive compensation plans and equity-based compensation plans or for any increase in the shares reserved for issuance under these plans on an annual basis.  For further information on our compensation practices, including a description of our processes and procedures for determining compensation, the scope of the Compensation Committee’s authority and the role executive officers play in compensation determinations please see the Compensation Discussion and Analysis below.

In 2008, our management engaged Watson Wyatt Worldwide to conduct a comprehensive competitive review of compensation practices at peer companies and from published survey sources.  This review was conducted prior to our initial public offering and was used by our board at that time as a reference in setting compensation for our executive officers.  Additional information on the nature of the competitive review and the way it was used by the board can be found below in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or during the last fiscal year was, an officer or an employee of the Company or any of its subsidiaries, and no Committee member has any interlocking or insider relationship with the Company which is required to be reported under the rules of the SEC.

Identification and Evaluation of Individual Director Candidates

Criteria for Nomination to the Board

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. It evaluates candidates submitted by stockholders in the same manner as other candidates identified to it. The Nominating and Corporate Governance Committee may also use outside consultants to assist in identifying candidates. The Nominating and Corporate Governance Committee is responsible for assessing whether a candidate would be an independent director. Each possible candidate is discussed and evaluated in detail before being recommended to the Board.

Director Qualifications.  The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting director nominees:

•	personal and professional integrity;

•	skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

•	the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;

•	the long-term interests of the Company and its stockholders; and

•	the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.

The Nominating and Corporate Governance Committee looks for candidates with the expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company. In 2009, the Nominating and Corporate Governance Committee paid a fee to a third party search firm to assist in the identification of candidates for the Board. The third party search firm identified potential director candidates based on the guidance provided by the Nominating and Corporate Governance Committee. Ms. Jordan was identified by the firm as a qualified candidate.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in Section 3.3 of our Bylaws. To nominate a person to stand for election as a director at the annual meeting of stockholders for 2010, our Corporate Secretary must receive such nominations at our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the nomination must be received not earlier than the close of business on the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Each submission must include the following information:

•	the name and address of the stockholder who intends to make the nomination (and the beneficial owner, if any) and the name and address of the person or persons to be nominated;

•	the number of shares of common stock owned by the stockholder;

•
a representation that the stockholder is a holder of record of Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons;

•
a representation whether the stockholder intends to deliver proxies to the percentage of the Company’s outstanding common stock required to elect the nominee or to solicit proxies in support of such nomination;

•
if applicable, the extent of any hedging or other transactions or any other arrangements by the stockholder, the effect or intent of which is to mitigate loss or manage risk of stock price changes for, or to increase the voting power of, the stockholder;

•
if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

•
such other information regarding each nominee to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the Board;

•
if applicable, the consent of each nominee to serve as a director if elected and a statement that the nominee, if elected, intends to tender the irrevocable resignation letter required of incumbent directors described in “Outstanding Stock and Voting Rights” above; and

•	such other information that the Board may request in its discretion.

The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as one of its directors.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting and for the inclusion of stockholder proposals in the Proxy Statement is described in this Proxy Statement under “General Matters –  Stockholder Proposals and Nominations.”

Standards of Conduct

The Board has adopted Corporate Governance Guidelines, which set forth a framework to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines cover, among other things, the composition and certain functions of the Board and its committees, executive sessions, Board responsibilities, expectations for directors, and director orientation and continuing education.

As part of our system of corporate governance, the Board has also adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that is applicable to all directors, officers and employees of the Company. The Code of Ethics sets forth Company policies, expectations and procedures on a number of topics, including but not limited to conflicts of interest, compliance with laws, rules and regulations (including insider trading laws), honesty and ethical conduct, and quality. The Code of Ethics also sets forth procedures for reporting violations of the Code and investigations thereof.

The Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at www.colfaxcorp.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

We have adopted a written Policy Regarding Related Person Transactions pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, another independent committee of our Board or the full Board. Any request  to enter into a transaction with any of these persons, in which the amount involved exceeds $120,000, is required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such transaction. In approving or rejecting the proposed agreement, our Audit Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover related person transactions that have not been approved, the Audit Committee is to be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Set forth below is a summary of certain transactions since January 1, 2008 among us, our directors, our executive officers, beneficial owners of more than 5% of either our common stock or our preferred stock, which was outstanding before completion of our initial public offering, and entities with which the foregoing persons are affiliated or associated in which the amount involved exceeds or will exceed $120,000:

Management Fee. Prior to our initial public offering in May 2008, we paid a quarterly management fee of $250,000 to Colfax Towers, Inc., an entity that is wholly owned by Mitchell P. Rales, the Chairman of the Board and Steven M. Rales, one of our principal stockholders. Joseph O. Bunting III, who was a Vice President of the Company until the initial public offering and is currently a director of the Company, serves as an officer of Colfax Towers. Payment of this management fee was discontinued in April 2008.  Since the beginning of 2008 until discontinuance of the management fee, $500,000 in management fees were paid to Colfax Towers.

Underwriting Discount Reimbursement.  We reimbursed the selling stockholders in our initial public offering, Mitchell P. Rales and Steven M. Rales (and certain entities wholly owned by them), for the underwriting discount on the shares sold by them in the offering.  The amount of this reimbursement was $11.8 million.

Preferred Stock Dividends. The holders of our all of our preferred stock that was converted into shares of common stock in our initial public offering, Mitchell P. Rales and Steven M. Rales (and certain entities wholly owned by them), were entitled to receive dividends in preference to any dividend on the common stock at the rate of LIBOR plus 2.50% per annum, when and if declared by the board of directors.  Dividends of $3.5 million, $12.2 million, $13.7 million and $9.2 million were declared on May 12, 2008, December 31, 2007, May 15, 2007 and December 31, 2005, but were not paid when declared due to restrictions on the payment of dividends in our credit facility at that time. These declared but unpaid dividends were paid out of the proceeds of the initial public offering.  In aggregate, we paid dividends to existing preferred stockholders of record immediately prior to the consummation of the initial public offering in the amount of $38.5 million in 2008.

Transactions with Danaher Corporation. We have purchased approximately $265,000 in goods from Danaher Corporation (“Danaher”) in transactions that took place in the ordinary course of business and on an arm’s-length basis.  Mitchell P. Rales is the Chairman of Danaher’s executive committee and Steven M. Rales is the Chairman of Danaher’s board of directors, and both are the beneficial owners of at least 5% of Danaher’s outstanding common stock.

Contacting the Board of Directors

Stockholders wishing to communicate with our Board may do so by writing to any of the Board, the chairman of the Board, or the non-management members of the Board as a group, at:

Colfax Corporation
200 American Metro Blvd., Suite 111
Hamilton Township, New Jersey 08619
Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant individual or group. All correspondence is required by our Policy on Stockholder Communications with the Board of Directors (the “Stockholder Communications Policy”) to prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary will be copied for our files and will be promptly forwarded to the addressee. In our Stockholder Communications Policy, the Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from its communications, such as mass mailings and business advertisements. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary will maintain a list of each communication subject to this policy that is not forwarded, and on a quarterly basis, will deliver the list to the Chairperson of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Secretary to be frivolous shall nevertheless be retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

DIRECTOR COMPENSATION

Pursuant to our current directors’ compensation policy for non-employee directors, our Board members receive an initial equity grant of 5,556 restricted stock units upon their joining the Board, an annual cash retainer of $35,000, and an annual equity award of $60,000 in restricted stock units, which is awarded in connection with our annual meeting of stockholders and which vests in three equal installments on the first three anniversaries of the date of the grant.  In addition, the chairman of our Audit Committee receives an annual retainer of $15,000, and the chairmen of the Compensation Committee and Nominating and Corporate Governance Committee each receive annual retainers of $10,000. On December 11, 2008, the Board amended the director compensation package to adjust the initial equity grant amount received upon joining the Board from $100,000 in restricted stock units to 5,556 restricted stock units.  This amendment was approved by the Board in order to fix the number restricted stock units received upon joining the Board at the amount of restricted stock units received pursuant to our directors’ compensation policy at the time of our initial public offering.

Our non-executive chairman of the Board is entitled to receive an annual cash retainer of $1 and does not receive any other cash fees or the initial or annual equity awards described above.

The Board has also approved a share ownership policy for our directors. Each director will be required to have economic ownership of our common stock (including shares issued upon exercise of stock options and shares underlying restricted stock units) equal to five times the annual cash retainer within five years of joining the board of directors. If the initial and annual restricted stock unit grants are retained, each director will be in compliance with this requirement after the first annual grant of restricted stock units is made in connection the Annual Meeting.

In addition, the Board has adopted a Director Deferred Compensation Plan which permits non-employee directors to receive, at their discretion, deferred stock units, or DSUs, in lieu of their annual cash retainers and meeting fees. A director who elects to receive DSUs receives a number of units determined by dividing the cash fees earned during, and deferred for, the quarter by the closing price of our common stock on the date of the grant, which is the last trading day of the quarter. A non-employee director also may convert restricted stock unit grants to DSUs under the plan. DSUs granted to our directors convert to shares of our common stock after termination of service from the board of directors, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof).

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

The following table sets forth information regarding compensation paid to our non-executive directors during 2008:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Mitchell P. Rales	1	—	1
Patrick W. Allender	29,188	21,737	50,925
C. Scott Brannan	32,432	21,737	54,169
Joseph O. Bunting III	22,702	21,737	44,439
Thomas S. Gayner	22,702	21,737	44,439
Clay Kiefaber	29,188	21,737	50,925
Rajiv Vinnakota	22,702	21,737	44,439

(1)
See the Summary Compensation Table in the Executive Compensation section of this Proxy Statement for compensation disclosure related to Mr. Young. Mr. Young does not receive any additional compensation in connection with his services as a director.

(2)
Amounts represent the compensation expense recognized for financial statement purposes for stock awards to each director during 2008, as computed pursuant to SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), excluding any estimates of forfeitures relating to service-based vesting conditions. The restricted stock awards granted to each non-executive director in fiscal 2008 had a full grant date fair value equal to $100,000. For a discussion of the assumptions used in determining these values, see Note 13 to our Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

As of December 31, 2008, the aggregate number of vested and unvested stock awards outstanding held by our non-employee directors were as follows:

Name	Stock Awards (1)
Mitchell P. Rales	0
Patrick W. Allender	5,556
C. Scott Brannan	5,556
Joseph O. Bunting III	5,556
Thomas S. Gayner	5,556
Clay Kiefaber	5,556
Rajiv Vinnakota	5,556

(1)	The restricted stock awards vest in three equal annual installments beginning on May 7, 2009 and are delivered upon the termination of service on the Board.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2008 (as set forth in the Summary Compensation Table below) should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy has been to offer our executive officers, including our named executive officers, compensation that is competitive and that meets our goals of attracting, keeping, incentivizing and rewarding highly skilled management so that we can achieve our financial and strategic objectives and continue to grow our company.

Utilizing this philosophy, our executive compensation program has been designed to:

•	be competitive and flexible to reflect the industry in which we operate;

•	continually focus on, and reward our executives for, achievement of company financial and strategic objectives, both over the short and longer-term; and

•
consistently apply our compensation program to each of our named executive officers, as well as all of our management, in all of our locations (although our specific programs may vary slightly between the United States and our other international locations, as required by local law or practice).

Setting of Executive Compensation

In May of 2008, in connection with our initial public offering (the “IPO”), our board of directors established a Compensation Committee.  Prior to the IPO, all compensation decisions affecting our named executive officers were made by our full board.  Accordingly, except where noted below, all compensation decisions for our named executive officers for the 2008 fiscal year were made by our pre-IPO board of directors, based upon their collective experience and reasoned business judgment, with recommendations from our Chief Executive Officer, Mr. Young, for each of the named executive officers other than himself.

Other than our compensation philosophy and objectives discussed above, which were informally followed by the board, the board had not historically adopted formal compensation policies for such matters as long-term versus currently-paid compensation and cash versus non-cash compensation, or any other compensation policies. In addition, the board historically looked at each compensation element individually such that decisions regarding one element have not affected decisions regarding other elements. This is because each element of our compensation program has had a different purpose:

•	base salaries—should be competitive in order to attract and retain our executive talent;

•	annual cash bonus plan—are designed to reward our executive officers for achievement in key areas of company operational and financial performance; and

•	long-term incentive plans—are designed to align the rewards of the executives with the interests of shareholders by encouraging long-term operational and financial performance and shareholder value.

In making its decisions with respect to 2008 compensation, our pre-IPO board considered a comprehensive competitive review prepared by Watson Wyatt Worldwide (“Watson Wyatt”), who was engaged by our management to provide advice to our board.  Watson Wyatt conducted a review of public filings of 13 public peer companies. The peer companies used were Enpro Industries Inc, Nordson Corp, Graftech International Ltd., Graco Inc., Baldor Electic Co., Robbins & Myers Inc., Williams Scotsman Intl., Ceradyne Inc., Standex International Corp., Tennant Co., Circor Intl Inc., Columbus Mckinnon Corp., Franklin Electric Co Inc., Ameron International Corp., Chart Industries Inc., Esco Technologies, which were selected to reflect capital goods manufacturing companies with revenues between $500 million and $1 billion.  This list of companies in the peer group was compiled by Watson Wyatt with input from our board. Watson Wyatt also developed market reference data for each named executive officer position from several published survey sources.  The survey data primarily represented manufacturing companies similar in size to Colfax and the data points used were based on the role and scope of responsibility of each Colfax named executive officer.  The survey data generally reflected capital goods manufacturing companies with revenues between $500 million and $1 billion.  The data from the competitive review provided the board with a reference for executive data around which compensation decisions could be analyzed.

In December 2008, our Board, at the recommendation of our Compensation Committee, adopted guidelines for grants of equity awards.  These guidelines were adopted by the board in recognition of the importance of adhering to a set of practices and procedures for the grant of equity awards.  The Compensation Committee has the power to grant equity awards.  This power has been delegated to the chairman of the Compensation Committee for equity grants made in connection with any new hires by the Company at the employee director level or below.  Grants of equity awards (other than to newly-appointed directors or newly-hired or promoted employees or executive officers) are expected to be made annually by the Compensation Committee during “open-window” periods, which are the periods when officers and directors are not expressly prohibited from trading in shares of our common stock by our applicable policies.  Equity awards to newly-appointed directors, and to newly-hired or promoted employees or executive officers, are expected to be during an “open–window” period, or effective as of their first day of service to the Company.

Elements of Our Executive Compensation Program

Base Salary.  As noted above, one of our guiding compensation objectives is to be flexible in order to reflect the competitive environment we encounter in recruiting and retaining senior management. Base salaries are reviewed annually with this objective in mind.  The annual base salary increases awarded to our named executive officers in fiscal 2008 were based on our pre-IPO board’s assessment of the longevity and relative scope of responsibility of the named executive officers and an analysis of the competitive review data provided by Watson Wyatt in connection with this assessment. The salaries set by the pre-IPO board were generally around the 50% percentile of the data provided by Watson Wyatt and resulted in increases of approximately 13%, 10%, 15%, 10% and 4% for Mr. Young, Mr. Faison, Mr. Roller, Mr. DiDomenico, and Mr. O’Brien, respectively. At the time the pre-IPO board set the 2008 salary for Mr. Young and Mr. Faison, the pre-IPO board, using the same methodology discussed above, also determined that the salaries for these two officers should be further increased upon the consummation of our IPO by an additional 29% and 15% for Mr. Young and Mr. Faison, respectively.  These salary increases were designed to recognize the significant additional demands on our CEO and CFO that would result from the transition of our Company from a private to a public company.

Annual Cash Bonus.  Each of our named executive officers is also entitled to participate in our annual cash bonus plan. Our annual cash bonus plan provides our named executive officers the opportunity to receive a bonus payment, which is expressed as a percentage of their base salary, based on performance. For 2008, the board set the bonus payment percentage based upon their collective experience and reasoned business judgment after also considering the competitive review data provided by Watson Wyatt.  The bonus level targets set by the pre-IPO board were generally around the 50% percentile of the data provided by Watson Wyatt and resulted in targets of 75%, 50%, 45%, 45% and 45% for Mr. Young, Mr. Faison, Mr. Roller, Mr. DiDomenico, and Mr. O’Brien, respectively. We believe the annual cash bonus plan incentivizes our named executive officers to achieve annual improvements in what we view as key company financial and operational metrics, thus resulting in continued growth for Colfax from year to year. The performance measures and specific financial and operational metrics used, which are discussed below in greater detail, are set at the beginning of each year. The structure of our annual cash bonus plan in 2008 was substantially similar to the annual cash bonus plan in 2007 and prior years. As discussed below under “Annual Incentive Plan,” our Board has proposed for shareholder approval the Colfax Corporation Annual Incentive Plan, which is similar to our prior annual cash bonus plans except that cash or shares may be awarded under the plan at the board’s discretion.

Financial and Operational Targets.  Consistent with prior years, a substantial percentage of the funding for the annual bonus plan in 2008 was determined by the achievement of financial performance targets based on the board-approved corporate budget for the year. For each named executive officer other than Mr. Roller and Mr. DiDomenico, the achievement of financial performance targets represented 70% of the funding for their potential annual bonuses. These financial performance targets consisted of sales, EBITDA (as adjusted to remove the impact of legacy asbestos income and expense as well as discontinued operations) and working capital turns (each of sales, EBITDA and working capital turns as adjusted to negate the effects of foreign currency exchange rates). The board chose these metrics, as it has in recent years, as we believe these are the three performance metrics that most influence and support our growth and, as a result, shareholder value.

For each of Mr. Roller and Mr. DiDomenico, the achievement of financial performance targets represented 75% of the funding of their respective potential annual bonuses. The financial performance targets applicable to Mr. Roller and Mr. DiDomenico included the performance metrics discussed above that are applicable to our other named executive officers.  However, the board believed that the financial metrics for Mr. Roller’s and Mr. DiDomenico’s potential annual bonuses should be based on the primary business unit that each oversees, and not only on the Company as a whole, as it is for the other named executive officers. Thus, 65% of the potential bonus for each of Mr. Roller and Mr. DiDomenico was based on sales (as adjusted), EBITDA (as adjusted) and working capital turns (as adjusted) with respect to their respective business units.  The additional 10% of each of Mr. Roller’s and Mr. DiDomenico’s potential bonus was based on achievement of the company-wide sales (as adjusted) target for the year.

The remaining 30% (or 25%, in the case of Mr. Roller and Mr. DiDomenico) of the annual bonus plan was based on board-approved personal objectives for each named executive officer, as discussed below.

The following table outlines the annual bonus plan goal structure and respective weighting for each of the named executive officers, other than Mr. Roller and Mr. DiDomenico, during fiscal 2008:

Measure	Weighting
Sales (as adjusted)	17.5%
EBITDA (as adjusted)	35.0%
Working capital turns (as adjusted)	17.5%
Personal objectives	30.0%

The following table outlines the annual bonus plan goal structure and respective weighting for Mr. Roller and Mr. DiDomenico during fiscal 2008:

Measure	Weighting
Sales (as adjusted)—business unit	15.0%
EBITDA (as adjusted)—business unit	35.0%
Working capital turns (as adjusted)—business unit	15.0%
Sales (as adjusted)—Colfax consolidated	10.0%
Personal objectives	25.0%

The board placed a greater emphasis on EBITDA (as adjusted) as compared to the other performance metrics as we believe profitability and cash flow are the primary drivers of our growth. With respect to the financial and operational performance metrics, the annual bonus plan is strictly formulaic in nature, and neither the board nor any executive officer exercised any discretion with respect to the targets, or the resulting payments, in fiscal 2008.

The “target goal” relating to each financial or operations performance metric, including the business units specific to Mr. Roller and Mr. DiDomenico, represented our internal budget amount for 2008 and were set to represent amounts or metrics for each goal that demonstrated an improvement in that category over prior year performance. The board then set “threshold goals” (the level of performance necessary to achieve the minimum bonus payout) and “maximum goals” (the level of performance necessary to achieve the maximum bonus payment) based upon their collective experience and business judgment to reward the named executive officers for achievements in each of the key metrics, including rewarding each of Mr. Roller and Mr. DiDomenico for achievements in the metrics for the respective business unit he oversees. To determine the actual bonus paid to each named executive officer, the actual financial performance is multiplied by each named executive officer’s target bonus (as set forth in footnote 3 to the Summary Compensation Table below) and the corresponding weighting for the measure. The 2008 financial performance goals for each of the named executive officers, other than Mr. Roller and Mr. DiDomenico (other than with respect to the 10% of each of Mr. Roller’s and Mr. DiDomenico’s potential bonus based on the company-wide sales target) are set forth below:

Measure (weighting)	Target Goal	Threshold Goal	Threshold Payment	Maximum Goal	Maximum Payment
Sales (as adjusted) (17.5%)(1)	$589.9 million	$555.5 million	65%	$648.9 million	250%
EBITDA (as adjusted) (35.0%)	$107.7 million	$96.6 million	65%	$126.6 million	250%
Working Capital Turns (as adjusted) (17.5%)	5.0	4.6	20%	5.5	200%

(1)	For both Mr. Roller’s and Mr. DiDomenico’s 2008 annual bonus, company-wide sales represented 10% of the potential bonus.

We do not disclose the specific sales (as adjusted), EBITDA (as adjusted) and working capital turns (as adjusted) targets applicable to the business units overseen by Mr. Roller and Mr. DiDomenico as they are highly confidential to our business. We believe that disclosure of these targets would be competitively harmful to us, as it would provide our competitors with strategic information specific to our regional operations, thus providing our competitors in these regions insight into our plans and projections for the region. The actual achievement of the financial performance targets for fiscal 2008 for Mr. Roller and Mr. DiDomenico was as follows:

Mr. Roller	Mr. DiDomenico
• 104% of the sales (as adjusted) target;	• 98% of the sales (as adjusted) target;
• 103% of the EBITDA (as adjusted) target; and	• 109% of the EBITDA (as adjusted) target; and
• 102% of working capital turns (as adjusted) target.	• 84% of working capital turns (as adjusted) target.

For each of the named executive officers other than Mr. Roller and Mr. DiDomenico, results for 2008 were as follows:

•	$606.6 million in sales (as adjusted) (103% of target);

•	$111.9 million in EBITDA (as adjusted) (104% of target); and

•	4.6 in working capital turns (as adjusted) (92% of target).

Individual Performance Objectives.  As stated above, 30% of each named executive officer’s annual bonus (or 25%, with respect to Mr. Roller and Mr. DiDomenico) was determined by achievement of board-approved individual performance objectives. Individual performance objectives were included as part of the annual cash bonus plan to ensure that more targeted, non-financial company objectives over which the executive has primary control are factored in as part of the individual’s total annual bonus for the year. We do not view these individual performance objectives as material to an understanding of this portion of our annual bonus plan as there are several individual objectives established for each named executive officer and, individually, no one factor materially affects the total potential amount of the bonus award.

The actual bonus award paid to each named executive officer pursuant to the 2008 annual cash bonus plan is disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Incentives.

2001 and 2006 Long-Term Incentive Plans. In each of 2001 and 2006, our board of directors implemented long-term cash incentive plans as a direct means to motivate our senior management, or those most responsible for the overall growth and direction of our company, with the purpose of growing and increasing the value of our company and positioning it for an IPO or other liquidity event, such as a sale of our company. Each of the named executive officers participated in the Colfax Corporation 2001 Employee Appreciation Rights Plan (the “2001 Plan”) and the 2006 Executive Stock Rights Plan (the “2006 Plan”). Initially, our board of directors approved the 2001 Plan as we were starting to grow as a company. Accordingly, the 2001 Plan was designed to allow our senior management to share in the growth of our company and to attract new executive talent to our company. More recently, our board approved the 2006 Plan as a means of re-emphasizing this upside potential.

Generally, each of these plans provided the named executive officers with the opportunity to receive a certain percentage, in cash (or, with respect to the 2001 Plan only, in a mix of cash and equity, in the sole discretion of the board of directors), of the increase in value of our company from the date of grant of the award until the date of a liquidity event. The board of directors determined that our IPO qualified as a liquidity event under both the 2001 Plan and the 2006 Plan. As a result, upon consummation of our IPO each of the named executive officers received payouts under these plans and thereafter the plans terminated.

For the 2001 Plan, the percentage interest of participation for each named executive officer was determined solely in the discretion of the board of directors, based on their business judgment. For the 2006 Plan, while the board determined the percentage interest for each named executive officer based on its discretion, the board also took into account, in its subjective judgment, the level of the officer’s responsibility with the company, his term of service with the company and his contributions to date. The 2001 Plan rights fully vested on the third anniversary of the grant date, subject to the participating named executive officer’s continued employment and thus each such named executive officer is fully vested in his percentage interest under the 2001 Plan. The 2006 Plan rights vested at the time of our IPO.

The board of directors in its sole discretion elected to award the named executive officer 50% of the value of the 2001 plan in common stock.  The delivery of these shares is deferred for a period of 3 years with 1/3 of the shares being delivered each year beginning on May 7, 2009.  The awards and payments under these plans are included in the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table below.

2008 Omnibus Incentive Plan.  The board adopted the 2008 Omnibus Incentive Plan in connection with our IPO.  On May 7, 2008, the board of directors granted stock options and performance-based restricted stock units under the 2008 Omnibus Incentive Plan to each of the named executive officers with a targeted aggregate value as follows:

	Stock Options	Performance-based Restricted Stock Units	Targeted Aggregate Value ($)
Mr. Young	62,500	25,000	900,000
Mr. Faison	19,097	7,639	275,000
Mr. Roller	13,889	5,556	200,000
Mr. O’Brien	13,889	5,556	200,000
Mr. DiDomenico	13,899	5,556	200,000

The board determined these awards by first determining a targeted aggregate value, as set forth above, using its collective experience and business judgment after also considering the competitive review data provided by Watson Wyatt.  These values do not represent what the fair value of these awards actually were at the time of grant, which is calculated pursuant to SFAS 123R. Each named executive officer then received 50% of his award in the form of stock options and 50% of the award in the form of performance-based restricted stock units in accordance with a formula approved by our pre-IPO board. For stock options, the actual number of stock options granted to each executive was determined by dividing 50% of the value above (for example, for Mr. Young, $450,000) by 40% of the IPO price per share. Forty percent was determined to approximate the value of the award based on the Black Scholes option-pricing model. While this formula determines the number of options that were subject to the executive’s option grant, in each case the exercise price for the stock option equals 100% of the IPO price. For restricted stock, the actual number of shares of restricted stock granted to each executive was determined by dividing 50% of the value above (for example, for Mr. Young, $450,000) by the IPO price per share.

To reinforce retention objectives, the options vest in equal installments over a three year period, based on continued service. The performance-based restricted stock units will be earned, if at all, based on our adjusted earnings per share over a three-year period. The board chose adjusted earnings per share as the performance metric due to its belief that earnings per share growth represents a strong indicator of growth in shareholder value, particularly as a newly-public company. In addition, any performance shares earned upon conclusion of the three-year performance period will be subject to 50% vesting on the 4th anniversary of the grant date and 50% on the 5th anniversary of the grant date, to further reinforce our retention emphasis.

Additional information concerning these awards are included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table and the Grants of Plan Based Awards Table below.

Annual Incentive Plan

On December 11, 2008, upon the recommendation of the Compensation Committee, our Board approved  the Colfax Corporation Annual Incentive Plan subject to the approval of the Company’s stockholders.  It was approved in order to enhance our ability to attract and retain highly qualified officers and key employees, to motivate these individuals to serve the Company, and to allow us to obtain the benefit of a federal income tax deduction for certain performance-based compensation we pay to our executive officers. Further details regarding the new annual incentive plan can be found under “Proposal 3” in this Proxy Statement. If approved by the stockholders, this new plan will become effective at that time and will remain in effect until terminated by the Board.

Changes to Our Compensation Program That Occurred in Connection With Our Initial Public Offering

In connection with our IPO in May 2008, our pre-IPO board of directors adopted a number of changes to our executive compensation program, as described below.

Adoption of 2008 Omnibus Incentive Plan.  On April 21, 2008, our board of directors and stockholders at that time approved adoption of the Colfax Corporation 2008 Omnibus Incentive Plan.  Equity awards made in 2008 were made pursuant to this new incentive plan.  Our board of directors adopted the new incentive plan because it believed that the new plan more appropriately facilitates the implementation of the long-term elements of our compensation programs as a public company. Prior to our IPO, we had not adopted any comprehensive equity or cash award plans.  We believe such a plan is necessary for us to compensate our executives and associates as a public company. This is due, in part, to the limitations of Section 162(m) of the Internal Revenue Code, as discussed below under “Effect of Accounting and Tax Treatment on Compensation Decisions.” The plan was approved by our pre-IPO board with a view to providing the Compensation Committee with maximum flexibility for equity-based awards when it structures an executive compensation program that provides a wide range of potential incentive awards to our named executive officers and associates on a going-forward basis, and to preserve to the maximum extent possible our deductibility of performance-based compensation pursuant to Section 162(m).

For example, pursuant to the plan, the Compensation Committee has the discretion to determine the portion of each named executive officer’s total compensation that will consist of awards under the plan, the mix of short-term and long-term incentives represented by the awards, the forms of the equity awards, and the service-based requirements or performance goals that the officer will have to satisfy to receive the awards.

Execution of Employment Agreements.  In anticipation of our IPO, in April 2008 we entered into employment agreements with all of our executive officers, including our named executive officers. The employment agreements are substantially the same, other than the modification of each officer’s title (which remained the same as set forth in the Summary Compensation Table below), base salary amounts and annual incentive plan participation. The material terms of the employment agreements are summarized under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

The form of the employment agreements was the result of discussions between our board and our Chief Executive Officer. We decided to enter into these employment agreements at that time, in anticipation of the IPO, in order to keep our senior management team intact due to the fact that this team was instrumental in our ability to consummate the IPO and we believe they are well-suited to continue to manage and grow the company in the future. We also desired to provide these executives with some certainty of employment and benefits at the time of a significant transition of our company.

With respect to the benefits payable to each executive upon a change in control of Colfax, the benefits are only paid upon a “double trigger,” meaning a change in control event must occur and the executive must either be terminated without cause by Colfax (or its successor) or the executive must resign for good reason. In entering into these arrangements, we wanted to have the continued dedication of these executive officers, notwithstanding the possibility of a change in control, and to retain such officer in our employ after any such transaction. We believe that, should the possibility of a change in control arise, Colfax should be able to receive and rely upon our officers’ advice as to the best interests of the Company and without the concern that such officer might be distracted by the personal uncertainties and risks created by a potential change in control. In the event, however, that such officer is actually terminated within a certain period of time following the change in control, which such termination may be out of their control (i.e., by the successor company or management), we believe that the officers should be compensated for their efforts in positioning Colfax for the acquisition event.

On December 15, 2008 we entered into amendments of these agreements we believed appropriate to reflect guidance on the application of Section 162(m) of the Internal Revenue Code.  These amendments take effect on January 1, 2010 and require that any bonus payment paid in conjunction with the termination of a named executive officer will be based upon the performance of the Company as stipulated in the Company’s annual incentive plan.

Retirement Benefits

Through the Colfax Corporation Excess Benefit Plan, we provide our executive officers, including our named executive officers, with the opportunity to defer a percentage of their compensation without regard to the compensation limits imposed by the Internal Revenue Code for our 401(k) plan. We established the Excess Benefit Plan to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Colfax employees who are not limited by the Internal Revenue Code limits.

In addition, our named executive officers are participants in the Retirement Plan for Salaried U.S. Employees of Imo Industries, Inc. and Affiliates, a plan that was acquired by us in connection with our acquisition of Imo Industries in August 1997 and was subsequently frozen to new participants and benefit accruals in January 1999.

For additional details concerning the Excess Benefit Plan and Retirement Plan for Salaried U.S. Employees, please see the Non-Qualified Deferred Compensation Table and the Pension Benefits Table and accompanying narrative disclosure below.

Effect of Accounting and Tax Treatment on Compensation Decisions

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to certain “covered employees,” unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that future grants of awards under our 2008 Omnibus Incentive Plan will qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thus permitting us to receive a federal income tax deduction in connection with such awards.  We are proposing the Colfax Corporation Annual Incentive Plan for approval now to insure that any bonuses awarded pursuant to it will qualify as “performance-based’ for the purposes of Section 162(m).  However, as part of our current compensation objectives, we seek to maintain flexibility in compensating our executives, as discussed above and, as a result, the board has not adopted a policy requiring that all compensation be deductible. Our Compensation Committee assesses the impact of Section 162(m) on our compensation practices and determines what further action, if any, is appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement and in the Company’s Annual Report on Form 10-K for 2008 by reference to the Proxy Statement.

Compensation Committee of the Board of Directors

Clay Kiefaber, Compensation Committee Chair
Rhonda L. Jordan
Rajiv Vinnakota

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John A. Young	2008	560,950	1,406,867	78,382	5,328,173	484	431,809	7,806,665
President and Chief	2007	375,000	—	—	326,250	736	59,307	761,293
Executive Officer
G. Scott Faison	2008	278,500	692,032	23,950	2,597,942	426	215,069	3,807,919
Senior Vice President,	2007	214,000	—	—	121,552	590	33,158	369,300
Finance and Chief
Financial Officer
William E. Roller	2008	244,250	1,073,530	17,418	2,975,868	—	278,201	4,589,267
Senior Vice President,
General Manager—Americas
Thomas M. O’Brien	2008	265,380	821,962	17,418	2,264,633	54,840	208,270	3,632,503
Senior Vice President,	2007	247,000	—	—	140,296	22,213	37,169	446,678
General Counsel and Secretary
Mario E. DiDomenico	2008	206,800	1,427,014	17,418	3,284,186	(4,761)	301,048	5,231,705
Senior Vice President,
General Manager—
Engineered Solutions

(1)
Amounts represent the dollar amount recognized for financial statement reporting purpose for each named executive officer for awards of common stock made pursuant to our 2001 Employee Appreciation Rights Plan (the “2001 Plan”) and for awards of performance-based restricted stock units made pursuant to our 2008 Omnibus Incentive Plan (disregarding any estimate of forfeitures relating to service based vesting conditions). The assumptions used in these determinations are set forth in Note 13 to our Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.  For a discussion of the 2001 Plan, see “Long-Term Incentives— 2001 and 2006 Long-Term Cash Incentive Plans” in the Compensation Discussion and Analysis above.  For a discussion of the 2008 Omnibus Incentive Plan, see “2008 Omnibus Incentive Plan” in the Compensation Discussion and Analysis above.

(2)
Amounts represent the dollar amount recognized for financial statement reporting purpose for each named executive officer, disregarding any estimate of forfeitures relating to service-based vesting conditions. The assumptions used in these determinations are set forth in Note 13 to our Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

(3)
Amounts represent the payouts pursuant to our 2008 Management Incentive Bonus Plan (and, for 2007, our 2007 Management Incentive Bonus Plan) and cash payouts pursuant to the 2001 Plan and our 2006 Executive Stock Rights Plan (the “2006 Plan”) that were paid upon the consummation of our IPO.

The cash amounts paid to each named executive officer for 2008 under these incentive plans are as follows:

Named Executive Officer	Bonus	2001 Plan	2006 Plan
Mr. Young	$436,849	$1,348,180	$3,543,144
Mr. Faison	$152,280	$674,090	$1,771,572
Mr. Roller	$143,819	$1,060,477	$1,771,572
Mr. O’Brien	$127,046	$808,908	$1,328,679
Mr. DiDomenico	$98,644	$1,413,970	$1,771,572

For a discussion of the 2001 Plan and 2006 Plan, see “Long-Term Incentives— 2001 and 2006 Long-Term Cash Incentive Plans” in the Compensation Discussion and Analysis above.

For a discussion of the performance metrics on which the 2008 Management Incentive Bonus Plan was based, including the weighting for each performance metric and the actual percentage achievement of the financial performance targets, see the Compensation Discussion and Analysis above. To determine the actual bonus paid to each named executive officer, the actual financial performance was multiplied by each named executive officer’s 2008 target bonus and the corresponding weighting for the measure. For fiscal 2008, each named executive officer’s target bonus, expressed as a percentage of base salary, was as follows:

•	Mr. Young:	75%

•	Mr. Faison:	50%

•	Mr. Roller:	45%

•	Mr. O’Brien:	45%

•	Mr. DiDomenico:	45%

(4)
Amounts represent solely the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the respective pension benefit plan from the pension plan measurement date used for financial statement reporting purposes in fiscal 2007 as compared to fiscal 2008.

(5)	Amounts set forth in this column for 2008 consist of the following:

Name	Supplemental Long-Term Disability Premiums ($)	Company Car ($)(1)	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(2)	2008 Acquisition Bonus Plan ($)(3)
Mr. Young	1,808	4,550	425,451	—
Mr. Faison	2,270	3,500	209,299	—
Mr. Roller	2,089	4,154	257,417	14,541
Mr. O’Brien	3,429	3,500	201,341	—
Mr. DiDomenico	3,428	5,000	292,620	—

(1)
For each named executive officer other than Mr. DiDomenico, the amount listed above represents a cash car allowance provided to each officer that terminated at the time of our IPO.  Mr. DiDomenico did not receive this cash car allowance; however, a company car (a 2004 Volvo Wagon) is provided to him for business use due to the requirements of his position.  Mr. DiDomenico also is permitted to use the car for incidental personal use.  For Mr. DiDomenico, the amount reflected in this column represents the aggregate incremental cost to the Company associated with the company car during 2008 as calculated by (i) his estimated incidental personal use mileage divided by his total company car mileage in 2008 (the “personal use ratio”) multiplied by the depreciation recognized by the Company associated with the company car during 2008 plus (ii) the personal use ratio multiplied by the estimated gas and maintenance expense associated with the company car during 2008.

(2)
For each named executive officer, amounts represent the aggregate company match and company contribution made by Colfax during 2008 to such officer’s 401(k) plan account and Excess Benefit Plan (nonqualified deferred compensation) account. See the Nonqualified Deferred Compensation Table and accompanying narrative below for additional information on the Excess Benefit Plan.

(3)
Amount represents a payment made pursuant to the Company’s 2008 Acquisition Bonus Plan between certain employees, including Mr. Roller, and the Company.  The 2008 Acquisition Bonus Plan incentivizes employees in assisting the Company to successfully integrate acquired businesses into the Company and to accomplish the Company’s financial, operational and cultural goals for the acquired businesses.

Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to our named executive officers during 2008:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of	All Other Option Awards:	Exercise	Grant Date Fair Value
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)(3)	Number of Securities Underlying Options (#)(4)	or Base Price of Option Awards ($/Sh)	of Stock and Option Awards ($)(5)
John A. Young	Bonus Plan	—	172,301	424,125	895,964
	Performance
	Restricted
	Stock Units	5/7/2008				—	25,000	—				450,000
	Stock Options	5/7/2008								62,500	18.00	360,625
	2001 Plan
	Common
	Stock	5/7/2008							74,899			1,348,182
G. Scott Faison	Bonus Plan	—	57,281	141,000	297,863
	Performance
	Restricted
	Stock Units	5/7/2008				—	7,639	—				137,502
	Stock Options	5/7/2008								19,097	18.00	110,190
	2001 Plan
	Common
	Stock	5/7/2008							37,450			674,100
William E. Roller	Bonus Plan	—	45,292	111,488	235,517
	Performance
	Restricted
	Stock Units	5/7/2008				—	5,556	—				100,008
	Stock Options	5/7/2008								13,889	18.00	80,140
	2001 Plan
	Common
	Stock	5/7/2008							58,916			1,060,488
Thomas M. O’Brien	Bonus Plan	—	49,155	120,996	255,604
	Performance
	Restricted
	Stock Units	5/7/2008				—	5,556	—				100,008
	Stock Options	5/7/2008								13,889	18.00	80,140
	2001 Plan
	Common
	Stock	5/7/2008							44,940			808,920
Mario E. DiDomenico	Bonus Plan	—	37,806	93,060	196,589
	Performance
	Restricted
	Stock Units	5/7/2008				—	5,556	—				100,008
	Stock Options	5/7/2008								13,889	18.00	80,140
	2001 Plan
	Common
	Stock	5/7/2008							78,554			1,413,972

(1)
Amounts represent the possible payouts under our 2008 Management Incentive Bonus Plan. For a discussion of the performance metrics and actual results and payouts under the plan for fiscal 2008, see the Compensation Discussion and Analysis and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above, respectively.

(2)
Amounts represent potential shares issued under performance share awards.  The performance-based restricted stock units vest at the end of three years provided that certain performance metrics are met and are subject to an additional two-year service based vesting period at the conclusion of that three-year performance period.  For further discussion of these awards, see “Long-Term Incentives— 2008 Omnibus Incentive Plan” in the Compensation Discussion and Analysis.

(3)
Amounts represent shares of common stock awarded pursuant to the 2001 Plan that will be delivered over the next three years, beginning on the first anniversary of the grant date.  See “Long-Term Incentives— 2001 and 2006 Long-Term Cash Incentive Plans” in the Compensation Discussion and Analysis above.

(4)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(5)
The amounts shown in this column represent the full grant date fair market value of the common stock awarded pursuant to the 2001 Plan, performance-based restricted stock units and option awards, as computed in accordance with SFAS 123R. The amount shown in this column will likely vary from the amount actually realized by any named executive officer based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of the Company’s common stock.  The assumptions used in these determinations are set forth in Note 13 to our Consolidated Financial Statements in our 2008 Annual Report on Form 10-K. The value for stock options is calculated using the Black-Scholes option pricing model. The value for restricted stock and performance-based restricted stock units is calculated by multiplying the number of shares granted by the closing price per share of our common stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John A. Young	0	62,500	—	18.00	05/13/15	—	—	25,000	259,750
G. Scott Faison	0	19,097	—	18.00	05/13/15	—	—	7,639	79,369
William E. Roller	0	13,889	—	18.00	05/13/15	—	—	5,556	57,727
Thomas M. O’Brien	0	13,889	—	18.00	05/13/15	—	—	5,556	57,727
Mario E. DiDomenico	0	13,889	—	18.00	05/13/15	—	—	5,556	57,727

(1)	The stock option awards vest in three equal annual installments beginning on May 7, 2009 and expire on May 13, 2015.

(2)
Amounts represent potential shares issued under performance share awards.  The performance-based restricted stock units vest on May 7, 2011, provided that certain performance metrics are met and are subject to an additional two-year service based vesting period at the conclusion of that three-year performance period.

(3)
The amounts shown in this column represent the market value of the performance-based restricted stock units based on the Company’s common stock price on December 31, 2008, which was $10.39 per share, multiplied by the number of units, respectively, for each unvested performance stock award.

Employment Agreements

As discussed in the Compensation Discussion and Analysis above, we entered into an employment agreement with each of our executive officers, including our named executive officers. The employment agreements are substantially the same, other than each officer’s title (which is as set forth in the Summary Compensation Table above), base salary amounts and annual incentive plan participation. The material terms of each officer’s employment agreement are set forth below.

The initial term of each employment agreement ended December 31, 2009, with automatic two-year term extensions thereafter, unless the board of directors or the executive provides written notice to terminate the automatic extension provision.  The agreements were amended and the board of directors agreed to extend the initial term to December 31, 2010. In addition, in the event we undergo a “change in control” (as described below) during any two-year term of the employment agreement, the agreements will be automatically extended to the second anniversary of the change in control event.

Effective January 1, 2009, the base salaries of each of Messrs. Faison, Roller, DiDomenico, and O’Brien increased to $290,460, $255,183, $213,004 and $276,946, respectively. Each officer’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive. In addition, each of Messrs. Young, Faison, Roller, DiDomenico and O’Brien is entitled to participate in our annual cash incentive program in a target amount equal to 75%, 50%, 45%, 45% and 45%, respectively, of his base salary then in effect.

Additional information on certain benefits provided in the employment agreements in certain terminations or in connection with a change of control are discussed below under “Potential Payments Upon Termination or Change in Control.”

Pension Benefits

Each of our named executive officers, except for Mr. Roller, participated in the Retirement Plan for Salaried U.S. Employees of Imo Industries, Inc. and Affiliates (the “Imo Plan”). The Imo Plan was acquired by us in connection with our acquisition of Imo Industries in August 1997 and was subsequently frozen to new participants and benefit accruals in January 1999. At such time, active employees participating in the Imo Plan received a benefit enhancement equal to 20% of their respective “base” benefits, or, with respect to Mr. DiDomenico, the “Average Monthly Compensation” benefits as of January 31, 1999 (both of the “base” and “Average Monthly Compensation” benefits as discussed below).  Mr. DiDomenico participated in the Imo Plan as a result of his prior participation in the Retirement Plan for Salaried Employees of Warren Pumps Inc. (the “Warren Pumps Plan”).  Mr. DiDomenico accrued monthly pension benefits under the Warren Pumps Plan as described below until the merger of the Warren Pumps Plan into the Imo Plan, which occurred prior to the freeze on benefit accruals in January 1999. As a result of the merger of the Warren Pumps Plan into the Imo Plan, Mr. DiDomenico became a participant in the Imo Plan. Our board of directors determined to cease participation in the Imo Plan because it was determined that our enhanced defined contribution plan, or 401(k) plan, was more aligned with the company’s strategy.

In order to participate in the Imo Plan, the participating named executive officers were required to be at least 21 years of age or have one year of service with Imo Industries (or its affiliates). Normal retirement age under the plan is age 65. Pursuant to the Imo Plan, each officer’s accrued monthly pension benefit is based on the sum of the “base” and “excess” compensation for each year of service under the Imo Plan, as follows:

Base	Excess
1.15% of Final Average Salary	0.65% of Final Average Salary above the Covered Compensation Limit

“Final Average Salary” is defined under the Imo Plan to mean the average of the highest five consecutive salaries over the prior 10 year period, with “salary” to be comprised of base salary, bonuses and any overtime pay, subject to annual limitations imposed by Section 401(a)(17) of the Internal Revenue Code. The Covered Compensation Limit is determined by the IRS based on an average of Social Security taxable wage bases for certain years. For 1999 (the year in which the Imo Plan was frozen) and prior years, the Covered Compensation limit was $72,600 or less.

There is no provision in Imo Plan for early retirement with unreduced benefits. The Imo Plan does provide for early retirement with reduced benefits subject to the executive’s attainment of age 55 and completion of ten years of service. Only Mr. O’Brien is eligible for early retirement under the Imo Plan. His early retirement benefits, if he were to elect to retire early, are to be calculated based on the “rule of 75” formula within the Imo Plan. Pursuant to this formula, participants with age plus years of service totaling at least 75 may retire early with the reduction in benefits split equally between the “base” and “excess” portions of the benefit formula. Thus, for each full year below age 65, there would be a reduction in the “base” benefit of 3% and the “excess” benefit would be reduced based on the applicable early retirement factor. The “early retirement factor,” which is a specific percentage based on the age at which a participant starts to receive benefit payments, reduces the monthly benefit to account for the additional years during which the participant will receive payments.

The normal form of benefits payment pursuant to the Imo Plan is a single life annuity (or, if married, an actuarially equivalent 50% joint and survivor annuity, which entitles the surviving spouse to continue receiving 50% of the monthly benefit after the participant’s death). The Imo Plan also provides for the participating named executive officer to select a single life annuity, a 66  2 / 3%, 75% or 100% joint and survivor annuity, a 5-, 10-, or 15-year period certain and life annuity (which provides reduced monthly payments for the participant’s life with a guarantee of at least 5, 10 or 15 years of payments, as applicable), or a Social Security adjustment annuity with respect to certain early retirement benefits (which provides increased monthly benefit payments before the participant’s Social Security benefits begin and reduced payments thereafter). No lump sum option is available unless the total value of the accumulated benefit is less than $5,000.

As noted above, Mr. DiDomenico also accrued benefits under the Warren Pumps Plan prior to its merger into the Imo Plan.  Normal retirement age under the Warren Pumps Plan is age 65. Mr. DiDomenico’s accrued monthly pension benefit pursuant to the Warren Pumps Plan is based on the sum of the “Average Monthly Compensation” and “Monthly Compensation” for each year of service under the Warren Pumps Plan, as follows:

Average Monthly Compensation	Monthly Compensation
1.59% of the first $1,450 of Average Monthly Compensation plus 2% of Average Monthly Compensation in excess of $1,450 times service prior to January 1, 1992.	1.59% of the first $1,450 of Monthly Compensation plus 2% of Monthly Compensation in excess of $1,450 times service on or after January 1, 1992.

“Average Monthly Compensation” is defined under the Warren Pumps Plan as the lesser of the average of the participant's monthly compensation for the last five consecutive plan years prior to January 1, 1992.

“Monthly Compensation” is defined under the Warren Pumps Plan as the amount of the participant's monthly base compensation as of each January 1.

Early retirement with reduced benefits is available for a Warren Pumps Plan participant at age 55 with five years of service.  The standard reduction is 6% per year from age 65 to age 60, and 4.8% per year prior to age 60.  If age plus service is at least 75, and the Warren Pumps Plan participant has at least 20 years of service, the early retirement reduction factor is 3% per year from age 65 to age 60, and 5% per year prior to age 60.

The normal form of benefit for the Warren Pumps Plan is a 5 year period certain and life annuity (or if married an actuarially equivalent 50% joint and survivor annuity, which entitles the surviving spouse to continue receiving 50% of the monthly benefit after the participant’s death).  The Warren Pumps Plan benefit may also be elected as a single life annuity, a 75% or 100% joint and survivor annuity, a 10 year period certain and life annuity or a 90-55% spouse option which provides 90% of the benefit to the participant for life, with a 55% continuation to his surviving spouse.

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
John A. Young	Retirement Plan for Salaried U.S. Employees of IMO Industries, Inc. and Affiliates	1.083	8,064	—
G. Scott Faison	Retirement Plan for Salaried U.S. Employees of IMO Industries, Inc. and Affiliates	1.25	7,050	—
Thomas M. O’Brien	Retirement Plan for Salaried U.S. Employees of IMO Industries, Inc. and Affiliates	13.75	309,335	—
Mario E. DiDomenico	Retirement Plan for Salaried U.S. Employees of IMO Industries, Inc. and Affiliates	10.00	91,405	—

(1)	The Retirement Plan for Salaried U.S. Employees of Imo Industries, Inc. and Affiliates was frozen to new participants or benefit accruals in January 1999.

(2)
Represents the number of years of credited service for each applicable named executive officer under the applicable plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our 2008 financial statements. The number of years of credited service represents each officer’s actual years of credited service.

(3)
Amounts represent the actuarial present value of each named executive officer’s accumulated benefit under the applicable plan, computed as of the date used for financial statement reporting purposes with respect to our 2008 financial statements and assuming the normal retirement age as set forth in the plan, or age 65. For a discussion of the assumptions used to determine the accumulated present value, see Note 11 to our Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

Nonqualified Deferred Compensation

In 2005, we established the Colfax Corporation Excess Benefit Plan (the “Excess Benefit Plan”) to provide certain senior-level employees, including each of the named executive officers, with an opportunity to defer a stated percentage of their base compensation or their annual bonus compensation without regard to the compensation limits imposed by the Internal Revenue Code for our 401(k) plan. We established the Excess Benefit Plan to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Colfax employees who are not limited by the Internal Revenue Code limits. The plan is “unfunded,” meaning there is no asset segregated for the exclusive benefit of the named executive officers.

The Excess Benefit Plan allows the named executive officers to defer up to 50% of their base salaries and up to 50% of their bonus compensation. These deferral limits are the same as that of other employees who participate in our qualified 401(k) plan. In addition, we match up to 3% of all excess deferrals by the named executive officers and provide a 3% company contribution, each of which are the same percentage match and contribution, respectively, as provided under the 401(k) plan. Each of the participating named executive officers is fully vested in his deferral account, including company match contributions.

Deferrals under the Excess Benefit Plan may be invested in 13 different equity and fixed income reference investment funds which are selected periodically by the plan trustee to best match the funds offered in the qualified 401(k) plan. Each participating named executive officer can allocate his deferrals among these fund investment options and may change his election at any time by making a change of election with the plan administrator. Colfax invests its match and contribution amounts in the same investment options in the same amounts and allocations as the reference funds selected by the officer.

Simultaneously with the officer’s election to participate in the Excess Benefit Plan, the executive must elect the time of payment of his account balance upon termination of service. Because each of the named executive officers are likely “key employees” for purposes of Section 409A of the Internal Revenue Code, the executive is generally permitted to choose either (i) the last day of the month in which the six-month anniversary of termination occurs, or (ii) the later of January 31 of any of the five calendar years following the year of termination and the last day of the month in which the six-month anniversary of termination occurs. If no election is made, the benefit will be paid in a lump sum on the last day of the month which occurs six months after the executive’s termination date.

In addition, at the time of electing his timing of payment, the executive must also elect the form of payment of his account balance. The executive may select a lump sum payment or annual installments over a period of two to ten years. If no form of payment election is made, the form of payment will be a lump sum. The named executive officer may elect to change his timing or form of payment, provided, generally, that (i) the election may not take effect until 12 months after the election, (ii) the election may not be made less than 12 months prior to the date of the first scheduled payment under the current election and (iii) the first payment with respect to the subsequent election is deferred for a period of not less than five years from the date such payment would otherwise have been made.

Upon death or disability, the executive (or his beneficiary) is to be paid a lump sum payment equal to the executive’s account balance within 60 days after the year of death or the last day of the month in which the six-month anniversary of the executive’s disability occurs, respectively.

Notwithstanding the above, in the event the executive’s account balance at the time of his termination is less than $10,000, payment of the account balance upon termination will be made in a lump sum on or before the later of (i) December 31 of the calendar year of termination, or (ii) the date 2.5 months after the executive’s termination from service.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
John A. Young	409,951	411,651	(233,200)	—	679,022
G. Scott Faison	193,799	195,499	(105,272)	—	302,382
William E. Roller	241,917	243,617	(139,020)	—	358,960
Thomas M. O’Brien	180,841	187,541	(114,841)	—	271,236
Mario E. DiDomenico	264,712	278,820	(103,951)	—	439,581

(1)
With respect to each applicable named executive officer, amounts represent deferred salary, deferred bonus and deferred award amounts granted pursuant to the 2001 Plan and 2006 Plan that are reported in the Summary Compensation Table above.

(2)	All amounts reported in this column for each applicable named executive officer are reported in the “All Other Compensation” column of the Summary Compensation Table above.

(3)
With respect to each applicable named applicable executive officer’s aggregate balance, the following amounts are reported in the Summary Compensation Table above: $411,651, Mr. Young; $195,499, Mr. Faison; $243,617, Mr. Roller; $187,541, Mr. O’Brien, and $278,820, Mr. DiDomenico.

Potential Payments Upon Termination or Change in Control

Employment Agreements.  Pursuant to the terms of the employment agreements (see “Execution of Employment Agreements” in the Compensation Discussion and Analysis above) with our named executive officers, in the event the employment of any of our named executive officers is terminated by us without “cause” or the executive resigns for “good reason” (each as described below), each executive is entitled to the following severance payments or benefits:

•
a lump sum payment equal to one times the executive’s base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual annual incentive payments made to the executive during the last three years);

•	a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination in accordance with the performance criteria for the annual bonus plan; and

•	continuation of health care coverage for the executive and his family for one year after termination.

In the event the executive terminates employment without “cause” or for “good reason” within three months prior to a “change in control event” (as described below), or two years after a “change in control”, each executive is entitled to the following severance payments or benefits:

•
a lump sum payment equal to two times the executive’s base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual incentive payments made to the executive during the last three years);

•	continuation of health care coverage for the executive and his family for two years after termination; and

•
all equity awards will immediately vest, with any performance objectives applicable to performance-based equity awards deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination.

In each case described above, the executive’s right to the severance payments and benefits is conditioned on the executive’s execution of a waiver and release agreement in favor of Colfax. In addition, each employment agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants (for a period of one year following a termination of employment or, if the termination of employment occurs three months prior to a change in control event or two years after a change in control, two years) and non-solicitation covenants (for a period of two years following a termination of employment or, if the termination of employment occurs three months prior to a change in control event or two years after a change in control, three years).

In the event that any payment or benefit to the executives pursuant to the employment agreements or otherwise constitute excess parachute payments under Section 280G of the Internal Revenue Code such that they would trigger the excise tax provisions of the Internal Revenue Code, such payments are to be reduced so that the excise tax provisions are not triggered, but only upon determination by the executive that the after-tax value of the termination benefits calculated with the restriction described above exceed the value of those calculated without such restriction.

Each agreement further provides that, in the event it is determined that the willful actions of the executive have resulted in a material misstatement or omission in any report or statement filed by Colfax with the Securities and Exchange Commission, or material fraud against Colfax, Colfax is entitled to recover all or any portion of any award or payment made to the executive.

For purposes of the employment agreements, the following terms generally have the following meanings:

•
“cause” means conviction of a felony or a crime involving moral turpitude, willful commission of any act of theft, fraud, embezzlement or misappropriation against Colfax or its subsidiaries or willful and continued failure of the executive to substantially perform his duties;

•	“change in control” means:

•	a transaction or series of transactions pursuant to which any person acquires beneficial ownership of more than 50% of the voting power of the common stock of Colfax then outstanding;

•
during any two-year consecutive period, individuals who at the beginning of the period constitute the board of directors (together with any new directors approved by at least two-thirds of the directors at the beginning of the period or subsequently approved) cease to constitute a majority of the board of directors of Colfax;

•	a merger, sale of all or substantially all of the assets of Colfax or certain acquisitions of the assets or stock by Colfax of another entity in which there is a change in control of Colfax; and

•	a liquidation or dissolution of Colfax;

•	“change in control event” means the earlier to occur of a “change in control” or the execution of an agreement by Colfax providing for a change in control; and

•	“ good reason” means:

•	the assignment of duties to the executive which are materially inconsistent with his position with Colfax;

•
a reduction in the executive’s base salary, or the setting or payment of the executive’s target annual incentive compensation, in each case in an amount materially less than as required under the employment agreement;

•	the requirement for the executive to relocate his principal place of business at least 35 miles from his current place of business;

•	Colfax’s failure to obtain agreement from any successor to fully assume its obligations to the executive under the terms of the agreement; and

•	any other failure by Colfax to perform its material obligations under, or breach of Colfax of any material provision of, the employment agreement.

Equity Awards. The vesting of outstanding equity awards, other than performance awards, accelerates in full upon the death or total and permanent disability of the grantee or upon a “corporate transaction” (as defined below).  The vesting of the outstanding performance-based restricted stock units accelerates in full upon the death or total and permanent disability of the grantee only if and when the performance criteria for such award are achieved as of the end of the performance period, or immediately if the performance period has already ended and the performance criteria have been achieved.  The outstanding performance-based restricted stock units will terminate and cease to vest upon a “corporate transaction,” unless prior to the corporate transaction the performance period has already ended and the performance criteria have been achieved, in which case the vesting for the award will accelerate in full.  While these benefits are available to all of our equity plan participants equally, pursuant to SEC requirements, we have included these acceleration benefits in the table below.  In addition, in the event of termination of service other than for death, disability or cause, any stock option awards will remain exercisable to the extent vested for ninety days after termination of service.

A “corporate transaction” under any outstanding equity awards is generally defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which we are not the surviving entity;

•	a sale of substantially all of our assets to another person or entity; or

•
any transaction which results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

Accelerated vesting upon a “corporate transaction” will not occur to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. If an award is assumed or substituted in connection with a corporate transaction and the holder is terminated without cause within a year following a change in control, the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the compensation committee shall determine.

Estimate of Payments. The tables that follow provide information related to compensation payable to each named executive officer assuming termination of such executive’s employment on December 31, 2008, or assuming a change of control or corporate transaction with corresponding qualifying termination occurred on December 31, 2008. Amounts also assume the price of our common stock was $10.39, the closing price on December 31, 2008.

Executive	John A. Young	G. Scott Faison	William E. Roller	Thomas M. O’Brien	Mario E. DiDomenico
Employment Agreement Benefits:
Without “cause“ or “good reason“
Lump Sum Payment	$989,625	$423,000	$359,238	$389,876	$299,860
Pro Rata Incentive Compensation	$424,125	$141,000	$111,488	$120,996	$93,060
Health Care	$14,340	$11,280	$14,340	$16,584	$14,340
Upon a “change of control”
Lump Sum Payment	$1,979,250	$846,000	$718,475	$779,752	$599,720
Pro Rata Incentive Compensation	$424,125	$141,000	$111,488	$120,996	$93,060
Health Care	$28,680	$22,560	$28,680	$33,168	$28,680
Equity Awards(1):
Accelerated Stock Options	—	—	—	—	—
Accelerated PRSUs	$259,750	$79,369	$57,727	$57,727	$57,727
Excess Benefit Plan(2)	$679,022	$302,383	$358,960	$271,236	$439,581
Disability Benefits(3)	$150,000	$150,000	$150,000	$150,000	$150,000

(1)
Upon death, total and permanent disability and, in certain circumstances, a “corporate transaction” as defined above. See “Equity Awards” above for more details on the vesting of our outstanding equity awards.

(2)
Amounts represent the aggregate balance of the named executive officer’s Excess Benefit Plan account as of December 31, 2008.  For more details on our Excess Benefit Plan, see “Nonqualified Deferred Compensation” above.

(3)
Amounts represent the aggregate estimated annual benefit that would be paid pursuant to our Group Long-Term Disability Plan (which is available to all of our employees) and our Supplemental Long-Term Disability Plan in the event a named executive officer becomes disabled and is terminated.  The estimated annual benefit for each named executive officer under the General Disability Plan is $60,000 and the estimated annual benefit for each named executive officer under the Supplemental Long-Term Disability Plan is $90,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2008. All equity compensation plans have been approved by Company shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Company shareholders	514,991	$17.93	3,754,166
Equity compensation plans not approved by Company shareholders	—	—	—

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 27, 2009 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as listed below), and all directors and executive officers as a group:

Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class
5% Holders
Keeley Asset Management Corp.	3,383,280(1)	7.8%(1)
401 South LaSalle Street
Chicago, IL 60605
Keeley Small Cap Value Fund	2,450,000(1)	5.7% (1)
401 South LaSalle Street
Chicago, IL 60605
Steven M. Rales	9,145,610(2)	21.2%
2099 Pennsylvania Avenue N.W., 12th Floor
Washington, D.C. 20006
5% Holder and Director
Mitchell P. Rales	9,145,610(3)	21.2%
2099 Pennsylvania Avenue N.W., 12th Floor
Washington, D.C. 20006
Directors
Patrick W. Allender	202,078(4)(5)	*
C. Scott Brannan	1,852(5)	*
Joseph O. Bunting III	192,656(5)	*
Thomas S. Gayner	1,852(5)	*
Rhonda L. Jordan	—	*
Clay Kiefaber	20,602(5)	*
Rajiv Vinnakota	1,852(5)	*
Named Executive Officer and Director
John A. Young	436,932(6)	1.0%
Named Executive Officers
G. Scott Faison	57,366(6)	*
Thomas M. O’Brien	57,270(6)	*
William E. Roller	63,546(6)	*
Mario E. DiDomenico	94,184(6)	*

All of our directors and executive officers as a group (17 persons)	10,392,230(5)(6)	24.0%

* Represents beneficial ownership of less than 1%

(1)
Beneficial ownership amount and nature of ownership as reported on Schedule 13G filed with the SEC on February 13, 2009 on the behalf of Keeley Asset Management Corp. and Keeley Funds, Inc. Keeley Small Cap Value Fund is a series of Keeley Funds, Inc. Keeley Asset Management Corp. and Keeley Small Cap Value Fund share beneficial ownership over the 2,450,000 shares reported as beneficially owned by Keeley Small Cap Value Fund and these shares are included in the amounts shown as beneficially owned by both entities.

(2)
The total number of shares of common stock beneficially owned by Steven M. Rales is 9,145,610. 9,126,222 shares are held directly by Steven M. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

(3)
The total number of shares of common stock beneficially owned by Mitchell P. Rales is 9,145,610. 9,126,222 shares are held directly by Mitchell P. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

(4)
Includes 199,259 shares owned by the John W. Allender Trust, of which Patrick Allender is trustee.  Mr. Allender disclaims beneficial ownership of all shares held by the John W. Allender Trust except to the extent of his pecuniary interest therein.

(5)
Beneficial ownership by non-employee directors (other than Mitchell P. Rales) includes 1,852 restricted stock units that vest within 60 days of March 27, 2009 and will be delivered upon the termination of service on the Board.

(6)
Beneficial ownership by named executive officers includes shares that such individuals have the right to acquire upon the exercise of options that will vest within 60 days of March 27, 2009.  The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Young— 20,834; Mr. Faison— 6,366; each other executive officer— 4,630.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives for Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accountant Fees and Services

The following table sets forth the aggregate fees for audit services rendered by Ernst & Young LLP for the Company for the fiscal years ended December 31, 2008 and 2007:

Fee Category	2008	2007
Audit Fees	$1,537,700	$3,359,900
Audit-Related Fees	—	—
Tax Fees	$327,600	$260,300
All Other Fees	—	—
Total	$1,865,300	$3,620,200

Audit Fees. This category of the table above includes fees for the fiscal years ended December 31, 2008 and 2007 that were for professional services rendered (including reimbursement for out-of-pocket expenses) for the audits of our consolidated financial statements, for the review of documents filed with the Securities and Exchange Commission (the “SEC”), including approximately $2.1 million for the registration statement relating to our initial public offering in May 2008, for reviews of our unaudited quarterly financial statements, and for statutory audits.

Audit-Related Fees. This category of the table above includes the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. This category of the table above includes of fees billed for tax compliance, tax advice and tax planning.

All Other Fees. This category of the table above includes fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining their independence and has concluded that such services do not impair their independence.

Audit Committee’s Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services.  The Audit Committee has adopted a pre-approval policy to ensure compliance with the NYSE’s Listing Standards and the applicable SEC rules and regulations relating to auditor independence. The Audit Committee reviews with Ernst & Young LLP and management the plan and scope of Ernst & Young LLP’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young LLP’s compensation. The Audit Committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with the pre-approval policy, provided that the decisions of such Audit Committee member or members must be presented to the full audit committee at its next scheduled meeting. Pre-approval of permitted non-audit services can only be approved by the full Audit Committee.

The Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

AUDIT COMMITTEE REPORT

The Audit Committee consists of C. Scott Brannan, Patrick Allender and Thomas Gayner. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2008 with management and with the Company’s independent registered public accountants. The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants confirming their independence, as required by applicable requirements of Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

C. Scott Brannan, Audit Committee Chair
Patrick Allender
Thomas Gayner

PROPOSAL 3

APPROVAL OF THE COLFAX CORPORATION ANNUAL INCENTIVE PLAN

On December 11, 2008, upon the recommendation of the Compensation Committee, the Board approved the Colfax Corporation Annual Incentive Plan (the “Plan”) subject to the approval of the Company’s stockholders.    If approved by the stockholders, the Plan will become effective at that time and will remain in effect until terminated by the Board. Below is a summary of the Board’s reasons for adopting the Plan and seeking stockholder approval thereof, and of the Plan itself. The following is qualified in its entirety by the full text of the Plan, which is attached to this Proxy Statement as Appendix A and is incorporated by reference into this proposal.

Reasons for Seeking Stockholder Approval of the Plan

In order to allow us to obtain the benefit of a federal income tax deduction for certain performance-based compensation we pay to our executive officers, we are seeking stockholder approval of the Plan. The Company ties a portion of its executive officers’ compensation to the achievement of performance goals using an annual incentive plan under which executive officers earn incentive compensation that varies based on performance relative to goals set by the Compensation Committee (for the purposes of this proposal, an “award”). Under the Internal Revenue Code of 1986, as amended (the “Code”), Section 162(m) of the Code provides that the Company cannot deduct taxable compensation in excess of $1,000,000 that it pays to an individual who, as of the last day of the relevant tax year, is a “covered employee” unless such compensation meets the Code’s definition of “qualified performance-based compensation.” Currently, in accordance with Internal Revenue Service Notice 2007-49, the term “covered employee” consists of the Company’s principal executive officer or any of its other three highest paid officers, except that if the principal financial officer is one of those other three highest paid officers, then this limitation applies to the other three highest paid officers (the IRS may at a later date determine to expand this definition). Annual incentive compensation cannot be qualified performance-based compensation unless it is paid under a written plan approved by the Company’s stockholders.

Purpose of the Plan

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers and key employees and to motivate these individuals to serve the Company. Also, as discussed above, any payments made under the Plan are intended to be treated as “qualified performance-based compensation” for the purposes of Section 162(m) of the Code.

Summary of the Plan

Administration. The Compensation Committee will administer the Plan and it has the full authority to make awards under the Plan.

Eligibility. Participation in the Plan will be limited to our executive officers who are selected for participation by the Compensation Committee. The nine persons that are currently serving as our executive officers will be eligible to participate in the Plan.

Performance Period and Timing for Performance Goals. The Compensation Committee has the discretion to determine the period of time during which performance goals must be met in order to determine the amount of payment or vesting earned under any Plan award.  Performance goals will be established no later than 90 days after the beginning of any performance period applicable to an award, or at any other date that is required or permitted for “performance-based compensation” under Section 162(m).

Performance Goals and Targets. The performance goals for awards consist of one or more business criteria with the targeted levels of performance specified by the Compensation Committee. Any performance goal or a combination thereof can be used to measure the performance of the Company or any of its business units. A performance goal may also be measured against comparable companies, a published stock index, or a stock market index in relation to share price, all under the discretion of the Compensation Committee. The specific goal or goals shall relate to one or more of the following metrics:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios as provided in credit agreements of the Company and its subsidiaries;

•	working capital targets;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales; and

•	any combination of any of the foregoing business criteria.

Settlement of Awards. Plan awards may be made in cash, the Company’s common stock, or other property at the discretion of the Compensation Committee. Awards made in common stock will be drawn solely from the shares available for distribution under the Company’s 2008 Omnibus Incentive Plan.

Limit on Awards Under the Plan. The maximum amount paid to any participant in any fiscal year cannot exceed $3 million.

Evaluation of Performance and Determination of Awards. Payment of an award is subject to certification by the Compensation Committee that the applicable performance goals have been met. Further, the Compensation Committee may adjust an award downward, either based on a formula or on a discretionary basis, but cannot adjust upward from the level of performance achieved. The Compensation Committee may allow that an award can include or exclude certain events (such as changes in tax laws and other extraordinary nonrecurring items) that may have an undesired effect on the achievement of goals set for that award.

Nonexclusively. The Plan is not the exclusive means by which we can provide our executive officers with incentives, although discretionary bonuses and incentives under plans that have not been approved by our stockholders may not be tax deductible for certain of our executive officers under Section 162(m).

Amendments. The Board may amend, suspend or terminate the Plan at any time; provided that, except for technical amendments to comply with the deferred compensation rules under Section 409A of the Code, no such amendment, suspension or termination shall, without the consent of a participant, adversely affect any right of the participant under the participant’s outstanding awards. Further, no amendment can alter the business criteria on which performance goals are based, increase the maximum amount for an award, or materially modify the requirements regarding eligibly for the Plan without prior stockholder approval.

Federal Income Tax Consequences to Individuals under the Plan

Under present federal income tax laws, participants will realize ordinary income in the year they receive a cash pay out under an award. We will be entitled to deduct a corresponding amount, provided that the Plan and the award satisfy the requirements of Section 162(m). It is our intention that the Plan be construed and administered in a manner that maximizes the tax deductibility of compensation under Section 162(m).

New Plan Benefits

The following table indicates the amount of the maximum annual incentive compensation payable for 2009 to each of the named executive officers and all current executive officers as a group if the performance goals set under the Plan are attained. Neither any non-executive officer employees nor the non-executive directors participate in the Plan.

Name and Position	Dollar Value ($)(1)	Number of Units(2)
John A. Young President and Chief Executive Officer	$882,180	—
G. Scott Faison Senior Vice President, Finance and Chief Financial Officer	$302,078	—
William E. Roller Senior Vice President, General Manager—Americas	$244,593	—
Thomas M. O’Brien Senior Vice President, General Counsel and Secretary	$259,221	—
Mario E. DiDomenico Senior Vice President, General Manager—Engineered Solutions	$204,164	—
All current executive officers as a group, including the named executive officers listed above (9 persons)	$2,800,515	—

(1)	Amounts represent the maximum dollar value of the annual incentive compensation payable for 2009 if the Compensation Committee elected to grant plan awards entirely in cash.

(2)
Because the award is denominated in dollars and the Compensation Committee has not yet elected to make awards in units, no units are shown.  However, if the Compensation Committee elected to pay plan awards entirely in shares of the Company’s common stock, restricted stock or restricted stock units, using the closing price of the Company’s common stock on December 31, 2008, which was $10.39 per share, the number of units that would be subject to the awards are 84,907, 29,074, 23,541, 24,949, 19,650, and 269,539, for Messrs. Young, Faison, Roller, O’Brien and DiDomenico and all current executive officers as a group, respectively.

The Board of Directors of the Company unanimously recommends that stockholders vote “FOR” approval of the Company’s Annual Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership and changes in ownership of our equity securities. To our knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended December 31, 2008, no executive officer or any director of the Company failed to file reports required by Section 16(a) on a timely basis.

GENERAL MATTERS

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.  To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 10, 2009.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Colfax Corporation, 200 American Metro Blvd., Suite 111, Hamilton Township, New Jersey 08619, Attn: Corporate Secretary. To be timely for the 2010 annual meeting, the stockholder’s notice must be delivered to or mailed and received by not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the nomination must be received not earlier than the close of business on the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Such notice must provide the information required by our Section 2.2 of our Bylaws with respect to each matter other than stockholder nominations the stockholder proposes to bring before the 2010 annual meeting.  Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws.

Additional Information

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2008 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

The Company filed its Annual Report on Form 10-K with the SEC on March 6, 2009. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, excluding exhibits. Exhibits, if requested, will be furnished upon the payment of a fee determined by the Company, such fee to be limited to the Company’s reasonable expenses in furnishing the requested exhibit or exhibits. Please send a written request to Investor Relations, Colfax Corporation, 8730 Stony Point Parkway, Suite 150, Richmond, VA 23235, or access these materials on the Company’s website at www.colfaxcorp.com on the Investors page.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us in the enclosed form will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

Thomas M. O’Brien
Secretary

APPENDIX A

COLFAX CORPORATION

ANNUAL INCENTIVE PLAN

Subject to approval of the Plan by shareholders, Colfax Corporation, a Delaware corporation (the “Company”) hereby adopts the terms of its Annual Incentive Plan (the “Plan”), as follows:

1.           PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers and key employees, and to motivate such persons to serve the Company and its Affiliates. Remuneration payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended and Section 1.162-27 of the Treasury Regulations thereunder and the Plan shall be construed consistently with this purpose.

2.           DEFINITIONS

For purposes of interpreting the Plan and related documents the following definitions shall apply:

2.1           “Affiliate” means, with respect to the Company, any company or other trade or business that is controlled by the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2           “ Annual Incentive Award” means a bonus payable subject to attainment of performance goals over a Performance Period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3           “Board” means the Board of Directors of the Company.

2.4           “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company: (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Participant and the Company or any Affiliate of the Company.

2.5           “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.6           “Committee” means the Compensation Committee of the Board, which shall be comprised of not less than three directors of Colfax, each of whom shall qualify in all respects as an “outside director” for purpose of Code Section 162(m) and Section 1.162-27(e)(3) of the Regulations.

2.7           “Company” means Colfax Corporation.

2.8           “Participant” means, with respect to a Performance Period, each eligible office or key employee designated by the Committee to receive an annual bonus payment contingent of achievement of specified performance goals.

2.9           “Performance Measures” means measures as described in Section 5.1.4 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Annual Incentive Awards as performance-based compensation under Section 162(m).

2.10           “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Annual Incentive Award.

2.11           “Plan” means this Colfax Corporation Annual Incentive Plan.

2.12           “Stock” means the common stock, per value $0.001 per share of the Company; provided, however, that to the extent an annual bonus payment made pursuant to this Plan is paid in Stock, the number of shares of Stock so delivered shall be drawn solely from Stock available for awards under the Colfax Corporation 2008 Omnibus Incentive Plan.

2.13           “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.           ADMINISTRATION OF THE PLAN

3.1.           Committee.

The Plan shall be administered by the Committee.  The Committee shall have the authority to establish and administer the performance goal and to certify the attainment of the performance goals as described in Section 5.2 below.  The Committee shall have the full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to make awards under the Plan and to exercise negative discretion pursuant to Section 5.1.3 below.  The Committee may take action at a meeting or by written consent in accordance with the Company’s bylaws.  The performance goals may be ratified by the Board.

In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company.  Any determinations made by the Committee in connection with the Plan shall be final and binding on the Company, its Affiliates, Subsidiaries and their respective stockholders and each Participant in the Plan.

3.2.           Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or earnings.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

4.           ELIGIBILITY

Eligibility under this Plan is limited to eligible executives designated by the Committee, in its discretion.  Upon such designation for a Performance Period, the executive shall become a “Participant” under the Plan.

5.           ANNUAL INCENTIVE AWARDS

5.1.           Granting Annual Incentive Awards.

The Committee may grant an Annual Incentive Award to each Participant.  In doing so, the Committee shall establish the performance goals applicable to determination of each such Participant’s Annual Incentive Award.  The maximum Annual Incentive Award payable to a Participant under this Plan for a fiscal year shall be $3,000,000.

5.1.1.             Performance Goals Generally.

The performance goals for Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5.1.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant and/or settlement of such Annual Incentive Awards.  Performance goals may differ for Annual Incentive Awards granted to any one Participant or to different Participants.

5.1.2.             Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to the Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

5.1.3.             Settlement of Awards; Other Terms.

Settlement of Annual Incentive Awards shall be in cash, Stock or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with an Annual Incentive Award.  The Committee shall specify the circumstances in which Annual Incentive Awards shall be paid or forfeited in the event of termination of service by the Participant prior to the end of a Performance Period or settlement of awards.

5.1.4.             Performance Measures.

The performance goals established by the Committee shall be based on one or more of the following Performance Measures:

(a)	net earnings or net income;

(b)	operating earnings;

(c)	pretax earnings;

(d)	earnings per share;

(e)	share price, including growth measures and total stockholder return;

(f)	earnings before interest and taxes;

(g)	earnings before interest, taxes, depreciation and/or amortization;

(h)	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i)	gross or operating margins;

(j)	return measures, including return on assets, capital, investment, equity, sales or revenue;

(k)	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l)	productivity ratios;

(m)	expense targets;

(n)	market share;

(o)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p)	working capital targets;

(q)	completion of acquisitions of business or companies;

(r)	completion of divestitures and asset sales; and

(s)	any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (e) above as compared to various stock market indices.

5.1.5.             Evaluation of Performance.

The Committee may provide with respect to Annual Incentive Awards that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

5.1.6.             Adjustment of Performance-Based Compensation.

The Committee shall retain the discretion to adjust any Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.  Annual Incentive Awards may not be adjusted upward from the level of performance achieved.

5.1.7.             Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as performance-based compensation under Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m) and grant and/or settlement on Performance Measures other than those set forth in Section 5.1.4.

5.2.           Determination of Annual Incentive Award.

Payment of a Participant’s Annual Incentive Award, if any, is subject to certification by the Committee that the performance goals have been satisfied to a particular extent and any other material terms and conditions for the earning and payment of the Annual Incentive Award have been satisfied.  The amount of payment shall be further subject to the Committee’s right, in its sole discretion, to reduce the Annual Incentive Award amount as so determined.  The Committee’s determination is final and binding and the Participant shall have no right to receive the amount by which the Annual Incentive Award potential was reduced from the amount designated as payable upon achievement of the performance goals at a particular level.  In no event shall an Annual Incentive Award be paid to a Participant unless and until the Plan has been approved by the Company’s stockholders in the manner and to the extent required by Section 162(m).

6.           GENERAL PROVISIONS

6.1.           Disclaimer of Rights.

No provision in the Plan or in any Annual Incentive Award shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant under the terms of the Plan.

6.2.           Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

6.3.           Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock, if any, pursuant to an award.

6.4.           Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

6.5.           Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

6.6.           Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

6.7.           Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

6.8.           Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

6.9.           Section 409A of the Code.

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to awards hereunder that constitute or otherwise would constitute nonqualified deferred compensation within the meaning of Section 409A.  To the extent that the Board determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board.

6.10           Amendment and Termination.

The Board shall have the right to amend, modify, suspend or terminate the Plan from time to time, but no such amendment, modification, suspension or termination shall, without prior approval of the Company’s stockholders, alter the business criteria on which the performance goals are based, increase the dollar maximum for an annual bonus under Section 5.1 or materially modify the requirements regarding eligibility for participation in the Plan, nor shall any such amendment, modification or termination impair, without the consent of the Participant affected, any Annual Incentive Award payment that has been certified and approved by the Committee prior to the effective date of the amendment, modification, suspension or termination.

*    *    *

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M13211-P77316 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COLFAX CORPORATION

The Board of Directors recommends you vote "FOR" all the nominees listed under Item 1 and "FOR" Items 2 and 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Mitchell P. Rales	☐	☐	☐
1b. John A. Young	☐	☐	☐
1c. Patrick W. Allender	☐	☐	☐
1d. C. Scott Brannan	☐	☐	☐
1e. Joseph O. Bunting III	☐	☐	☐
1f. Thomas S. Gayner	☐	☐	☐
1g. Rhonda L. Jordan	☐	☐	☐
1h. Clay Kiefaber	☐	☐	☐
1i. Rajiv Vinnakota	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Colfax Corporation's independent registered public accounting firm for the fiscal year 2009.	☐	☐	☐
3. To approve Colfax Corporation's Annual Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M13212-P77316

STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF COLFAX CORPORATION

Mitchell P. Rales and Joseph O. Bunting III, or either of them, each with the power of substitution, are hereby authorized to represent and to vote all of my shares of COLFAX CORPORATION common stock at the Annual Meeting of Stockholders of COLFAX CORPORATION to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, VA, 23220 on Tuesday, May 12, 2009 at 3:00 p.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Item 1, "FOR" Item 2, and "FOR" Item 3. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

(Please fill in the appropriate boxes and sign and date on the other side of this card.)